EXHIBIT 10.16

				BASIC AGREEMENT
				---------------

THIS AGREEMENT (this "Agreement") is made and entered as of the 1st day of January, 1996, by and between Gradco (Japan) Ltd., having its principal place of business at 12-15, 2-chome, Shibuya, Shibuya-ku, Tokyo 150 Japan (hereinafter "Gradco") and Ikegami Tsushinki Co., Ltd., having its principal place of business at 6-16, 5-chome, Ikegami, Ohta-ku, Tokyo 146 Japan (hereinafter "Ikegami") with respect to the basic business terms and conditions for the development, production, purchase and sale of various input and/or output paper handling devices between the parties.

1.  Products
    --------

    This Agreement shall cover the following products (hereinafter collectively being referred to as "Products").

    (a) input and/or output paper handling devices incorporating Gradco's patents, patent applications and know-how that are manufactured by Ikegami at the request of Gradco, and

    (b) input and/or output paper handling devices incorporating Ikegami's patents, patent applications and know-how that are manufactured by Ikegami at the request of Gradco, and

    (c) all other input and/or output paper handling devices to be developed between the parties.

2.  Manufacture and Sales of Products
    ---------------------------------

    During the term of this Agreement, Gradco shall perform product planning, basic research and development, marketing and sales of the Products and Ikegami shall perform supplementary research and development and production engineering including modifications and improvements for the basic design concept of the Products provided by Gradco and manufacture of the Products.

3.  Individual Contracts
    --------------------

    1. All purchases and sales of the Products shall be covered by individual purchase orders issued by Gradco and accepted by Ikegami (hereinafter "Individual Contracts"). All necessary information pertaining to individual deliveries of the Products, not covered under this Agreement, including but not limited to (i) customer name; (ii) model number; (iii) specifications; (iv) unit price; (v) quantity per model;
	(vi) destination for transactions; (vii) delivery date shall be covered under the Individual Contracts.

    2.  The following order procedure shall be applicable:

    (a) On or before the 10th day of each month, Gradco shall submit to Ikegami a purchase order specifying the applicable information referred to in paragraph 1 above for the desired production delivery to be made within three (3) months.

    (b) Ikegami shall, within fifteen (15) days of receipt of Gradco's purchase order, acknowledge receipt thereof.

    (c) In order for Ikegami to arrange smooth parts procurement and production line, Gradco shall provide with Ikegami a non-binding yearly order forecast by customer and model at the beginning of each fiscal year and a non-binding rolling order forecast for the next 4th to 8th month on or before the 10th of each month.

4.  Contract Price
    --------------

    1. Gradco and Ikegami shall negotiate and determine the basic unit price of the Products based on Gradco's projected sales quantity and sales term of the Products. Such basic unit price shall be reviewed for the final contract price of the Products when the production specification is finalized. The contract price shall include packing cost and inland transportation cost from Ikegami's factory to the places in Japan designed by Gradco. Once the contract price is agreed between the parties, it shall not be changed by either party without prior consent of the other.

    2. Notwithstanding the foregoing, the contract price shall be re-negotiated between the parties in case of significant increase in material cost and/or labor cost at Ikegami or to overcome severe price competition of the Products in the market place from time to time due to the change of economic environment.

5.  Outgoing Inspection
    -------------------

    1. The Products must pass inspection by Ikegami before shipment from the factory, in accordance with the separate basic inspection criteria, mutually agreed by Gradco and Ikegami.

    2. Gradco and/or its designated agent (including Gradco's customer) may attend and approve such outgoing inspection by Ikegami.

6.  Delivery and Incoming Inspection
    --------------------------------

    1. Ikegami shall deliver the Products and parts therefore to the places in Japan designated by Gradco. Gradco shall submit to Ikegami acknowledgment of receipt upon delivery.

    2. Gradco and/or its designated agent including Gradco's customer) shall make an incoming inspection of the Products within ten (10) days after delivery and notify Ikegami the inspection results. In the event that Gradco does not notify Ikegami of such inspection results within (10) ten days after delivery, the corresponding Products shall be deemed accepted. In case that Gradco or its designated agent (including Gradco's customer) has attended and approved the outgoing inspection at Ikegami, the incoming inspection shall be limited to the confirmation of receiving quantity and the inspection of any packing damage.

    3. In the event that the Products is rejected by an incoming inspection, Ikegami shall investigate the defects and promptly replace or repair the defective Products on its costs and expenses.

7.  Title and Risk of Loss
    ----------------------

    Title and risk of loss shall pass to Gradco from Ikegami upon acceptance by the incoming inspection mentioned in 6 above.

8.  Strict Performance of Delivery
    ------------------------------

    1. Ikegami shall deliver the Products in accordance with the delivery schedule specified in the Individual Contracts.

    2. Ikegami shall notify promptly Gradco of any anticipated delay in delivery with the reasons for delay and revised delivery schedule and ask for instruction from Gradco.

9.  Payment
    -------

    Payment by Gradco to Ikegami shall be made by means of a promissory note issued at the end of each month for the Products delivered during the corresponding month. Such promissory note shall be due ninety (90) days after the date of issuance.

10. Collateral
    ----------

    In the event that, during the term of this Agreement, Ikegami feels unsecured on timely payment from Gradco, Ikegami shall explain Gradco the reasons for such anxiety and both parties shall negotiate a reasonable collateral to be submitted by Gradco to Ikegami.

11. Warranty
    --------

    1. Ikegami warrants that all Products shall be free from defects in material, workmanship and shall satisfy the specifications agreed to by the parties.

    2.  As for the warranty in the above 1, Ikegami shall warrant for fourteen
	(14) months warranty after delivery on all Products manufactured for domestic use, and for eighteen (18) months warranty after delivery on all Products manufactured for export.

    3. If any of the Products shall be found to be defective during the warranty period, Gradco shall notify Ikegami in writing of such defect promptly upon discovery thereof, and Ikegami shall take appropriate measures to remedy the defect, including, but not limited to, the following:

    (a) To supply to Gradco or Gradco's customer, free of charge, replacement service parts or components for such defective Products.

    (b)  To replace such defective Products at Ikegami's expense.

    All transportation charges and rework charges shall be borne by Ikegami.

12. Specifications
    --------------

    1. Basic specifications of the Products shall be agreed to by Gradco and Ikegami with respect to each kind of the Products purchased by Gradco.

    2. Gradco and Ikegami shall negotiate and amend the basic specifications at the time such amendment is deemed necessary by both parties or resulting from unintended causes.

    3. Terms and conditions specified in the Individual Contracts, such as unit price, quantity, delivery date, shall be renegotiated by Gradco and Ikegami, if they are affected by amendment to the specifications.

13. Tooling and Other Equipment
    ---------------------------

    1. All of tooling and customer's copier necessary for production and inspection supplied by Gradco at no cost to Ikegami shall be properly kept and maintained by Ikegami for the account of Gradco.

    2. Should Ikegami lend any of tooling and copiers of Gradco to a third party, Ikegami shall maintain an appropriate documentation for such relocation.

    3. Ordinary maintenance and repair expenses for tooling and cost for consumables shall be borne by Ikegami, provided, however, Gradco shall absorb maintenance expense for copiers and repair expense for tooling after its duration mutually agreed upon beforehand.

14. Cessation of Production
    -----------------------

    1. Ikegami shall cease production for any model of the Products upon receipt of instruction from Gradco or in the event that Ikegami does not receive any Individual Contract from Gradco during six (6) months after the last delivery of any model of the Products.

    2. Ikegami shall make best efforts to utilize unused parts procured with prior consent of Gradco and left-over at the time of cessation of production. Both parties shall negotiate in good faith the disposal of all such unused parts that Ikegami is unable to utilize for other models and/or service parts during six(6) months after cessation of production.

15. Replacement Parts, Service
    --------------------------

    1. Ikegami shall maintain a supply of replacement parts, enabling prompt supplying of replacement parts upon request from Gradco. The delivery of replacement parts shall be within two and half (2.5) months from the date of order for the Products in production. The delivery of replacement parts for the Products no longer in production shall be negotiated by both parties.

    2. Price of replacement parts shall be in accordance with the price list issued by Ikegami and accepted by Gradco, provided, however, that the price of a full set of parts for a Products shall not exceed 124% of the price of such Products. Price is to be confirmed based on each order for replacement parts for discontinued Products.

    3. Ikegami shall maintain a supply of replacement parts for seven (7) years after the date of final delivery of the Products. Ikegami shall return all tooling lent by Gradco after the seven (7) years.

    4. Gradco shall be responsible for maintenance service for its customers. Ikegami shall cooperate with Gradco for such service upon Gradco's request, provided that the reasonable cost and expense of Ikegami shall be borne by Gradco.

16. Reference Materials
    -------------------

    In order for Gradco to construct reference materials including but not limited to catalog, operator's manual, service manuals and parts list, Ikegami shall provide the necessary information free of charge. If reference materials, such as catalog, are to published by Ikegami, all cost incurred by Ikegami shall be borne by Gradco.

17. Modification and Improvement of Products
    ----------------------------------------

    1. Ikegami shall be entitled to improve or modify the Products with regard to performance, reliability and overall quality with prior consent of Gradco, provided that such change shall not adversely affect the form, fit or function of the Products and provided further that Ikegami shall submit a written notice to Gradco as soon as such changes are implemented.

    2. Both parties shall negotiate any change in pricing as the result of improvement or modification to the Products initiated by Ikegami.

    3. Any modification or improvement to the Products which may be requested by Gradco and accepted by Ikegami is subject to an equitable price change agreed to in each instance in writing by both parties.

18. Intellectual Property Rights
    ----------------------------

    1. Any and all patents, copyrights and other industrial property rights (hereinafter collectively called "Intellectual Property Rights") newly invented for the Products shall belong to whom the inventor assigns such Intellectual Property Rights. In the event that any invention is made jointly by Gradco and Ikegami, any Intellectual Property Rights thereof shall be jointly owned by the parties. Either party shall promptly disclose to the other the contents of any application of Intellectual Property Rights.

    2. During the term of this Agreement, Gradco guarantees that Ikegami shall use any and all of Gradco's intellectual Property Rights at no cost for the purpose of manufacturing the Products.

    3. Gradco shall defend at its expense and hold Ikegami harmless from all claims, suits, damages arising out of actions or proceedings charging infringement of any and all Intellectual Property Rights by reason of use of Gradco's Intellectual Property Rights for manufacturing and sale of the Products pursuant to this Agreement.

    4. In the event that Ikegami desires to use its Intellectual Property Rights for manufacturing the Products, Ikegami shall obtain prior consent of Gradco by disclosing such Intellectual Property Rights.

    5. Ikegami shall defend at its expense and hold Gradco harmless from all claims, suits, damages arising out of actions or proceedings charging infringement of any and all Intellectual Property Rights by reason of use of Ikegami's Intellectual Property Rights for manufacturing and sale of the Products pursuant to this Agreement.

    6. In the event that either party becomes aware of any claim, suit, action or proceeding set forth above, such party shall promptly notify the other party thereof in writing and shall cooperate with the other in the defense thereof.

19. Product Liability
    -----------------

    1. In the event that either party becomes aware of death or injury or damage to any person or property is claimed or asserted in connection with safety standard of the Products, such party shall promptly notify the other party thereof on writing.

    2. Gradco shall defend or settle any such claim or litigation and Ikegami shall cooperate with Gradco in the defense or settlement thereof by analysing cause of such accident.

    3. If such accident is caused by any defect of the Products, Ikegami shall compensate Gradco for damages, liabilities, costs and expenses including attorney's fees incurred by Gradco.

    4.  Ikegami shall not be responsible for any such accident that is caused,

     (1) by any modification of enhancement in the Products made by third parties or in conjunction with other host machines.
     (2) by misuse or misoperation of the Products not triggered by the design of the Products.
     (3) by use of parts, consumables, accessories, options and other equipment not supplied by Ikegami to Gradco for the Products.
     (4) by design and specification of the Products instructed and authorized by Gradco.

20. Secrecy
    -------

    During the term of this Agreement and one (1) year thereafter, neither party shall disclose to any third party any confidential information acquired from the other party without prior written consent of the other party unless such information is or becomes public knowledge.

21. Force Majeure
    -------------

    Neither Gradco nor Ikegami shall be liable in any manor for failure or delay in fulfillment of all or part of this Agreement, directly or indirectly, owing to acts of God, governmental orders or restriction, war, threat of war, warlike conditions, hostilities, sanctions, mobilization, blockade, embargo, revolution, riot, strike, lockout, plague or other epidemics, fire, flood, earthquake or any other cause or circumstances beyond its control, provided that the party so affected shall give the other party a notice immediatly after the occurrence of such failure or delay and that the parties involved shall hold discussions in good faith to settle the matter.

22. Term
    ----

    1. This Agreement shall become effective on the date and year first above written and, unless sooner terminated, shall remain in force for a period of two (2) years after such effective date.

    2. Thereafter, this Agreement shall be automatically renewed from year to year under same terms and conditions unless termination notice is given by either party six (6) months prior to the end of the term then in effect.

    3. In the event of the expiration of the Agreement, all orders placed by Gradco but not yet fulfilled by Ikegami or Gradco prior to the expiration date of this Agreement shall be valid and shall be fulfilled by Ikegami or Gradco.

23. Termination
    -----------

    1. In any of the following cases, either party may immediately terminate this Agreement without giving a written notice thereof to the other party:

     (1) where the other party has been refused transaction by banks by reason of the failure to pay promissory note on due date;

     (2) where the other party has itself made an application for bankruptcy or insolvency, or where such application has been made by others and not dismissed within sixty (60) days;

     (3) where the other party has made general assignment for the benefit of creditors;

     (4) where the other party has failed to pay its indebtedness to the other party of has failed to perform its obligations under this Agreement.

    2. If, during the term of this Agreement, it becomes impossible to continue manufacturing and sale of the Products by reason of infinging any right of a third party, either pary shall have the right to terminate this Agreement, provided that both parties shall negotiate in good faith terms and conditions for all orders not yet fulfilled at the time of such occurrence.

24. Acceleration
    ------------

    Upon the happening to either of the parties of any of events specified in 22-1 above, all of the outstanding indebtedness to the other party under this Agreement shall become immediatly due and payable in full.

25. Assignment
    ----------

    Neither party shall assign, pledge or otherwise dispose of its right or delegate its duty under this Agreement without prior written consent of the other party.

26. Entire Agreement and Amendment
    ------------------------------

    This Agreement constitutes the entire and only agreement between the parties relating to the subject matter hereof and supersedes all previous agreements, negotiations, commitments and representations in respect thereto and shall not be changed or modified in any manner except by a writing duly executed by both parties.

27. Governing Law and Jurisdiction
    ------------------------------

    This Agreement shall be governed and interpreted in accordance with the laws of Japan. All litigation between the parties with respect to this Agreement shall be filed in the Tokyo District Court, and each of the parties hereto irrevocably consent to the jurisdiction of such court.

28. Negotiations
    ------------

    Both parties shall negotiate and settle in good faith any items not covered in this Agreement or in the event of any doubt or conflict with respect to the interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



Gradco (Japan) Ltd.              Ikegami Tsushinki Co., Ltd.





By:____________________________   By:____________________________
   Mark Takeuchi                     Noboru Kubo
   President                         President